Exhibit 35.2

780 Township Line Road • Yardley, PA 19067 609-883-3900 Ext. 3513 • E-mail: RJLux@cenlar.com
Robert J. Lux Executive Vice President and Chief Operating Officer

Re:	Servicer Compliance Statement (Item 1123)

The undersigned, a duly authorized officer of Cenlar FSB, as servicer (“the Servicer”) pursuant to applicable servicing agreements governing the securities listed in Exhibit A, does certify that:

1.

A review of the Servicer’s activities during the period of 1/1/2020 to 12/31/2020 (the “Reporting Period”) and of the Servicer’s performance under the applicable servicing agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout the Reporting Period.

The undersigned has duly executed this Certificate this 1st day of March 2021.

Robert J. Lux
Executive Vice President and Chief Operating Officer

Mailing Address: Cenlar FSB • 425 Phillips Boulevard • Ewing, NJ 08618

Exhibit A – Securities Covered in Cenlar’s Servicer Compliance Statement

Investor	Servicer	Security	* Period Subserviced by Cenlar FSB
RW8	Redwood Residential Acquisition Corp	SEMT 2013-8	1/1 to 12/31/20
K06	Redwood Residential Acquisition Corp	SEMT 2012-2	1/1 to 12/31/20
L06	Redwood Residential Acquisition Corp	SEMT 2012-3	1/1 to 12/31/20
RW0	Redwood Residential Acquisition Corp	SEMT 2012-6	1/1 to 12/31/20
RW1	Redwood Residential Acquisition Corp	SEMT 2013-1	1/1 to 12/31/20
RW2	Redwood Residential Acquisition Corp	SEMT 2013-2	1/1 to 12/31/20
RW3	Redwood Residential Acquisition Corp	SEMT 2013-3	1/1 to 12/31/20
RW4	Redwood Residential Acquisition Corp	SEMT 2013-4	1/1 to 12/31/20
RW6	Redwood Residential Acquisition Corp	SEMT 2013-6	1/1 to 12/31/20
RW7	Redwood Residential Acquisition Corp	SEMT 2013-7	1/1 to 12/31/20
Y06	Redwood Residential Acquisition Corp	SEMT 2012-5	1/1 to 12/31/20
Z06	Redwood Residential Acquisition Corp	SEMT 2012-4	1/1 to 12/31/20

Mailing Address: Cenlar FSB ∙ 425 Phillips Blvd, Ewing NJ 08618